Exhibit 10.50

August 21, 2019

Jenny Scanlon

Re: Offer of Employment
Dear Jenny:
We are very pleased to extend this offer of employment to you (“you” or “Executive”) on the following terms of this letter agreement (“Agreement”):
1.    Title. The Board of Directors (the “Board”) of UL Inc. (“UL” or the “Company”) will appoint Executive as President and Chief Executive Officer of the Company effective September 30, 2019 (the “Effective Date”), and Executive will serve in that position, reporting to the Board, on the terms and conditions set forth herein. Additionally, while you are serving as the Chief Executive Officer, Executive will be nominated by the Governance Committee of the Board for election to the Board by the Company’s stockholder.
2.    Employment Term. The term of Executive’s employment with the Company (“Employment Term”) will commence on the Effective Date and will continue thereafter until terminated pursuant to the terms of Section 8.
3.    Base Salary. Executive’s initial annual base salary will be nine hundred seventy-five thousand dollars ($975,000) (“Base Salary”). Beginning for the Company’s 2021 fiscal year and for each year thereafter, Executive will be eligible for an increase in her Base Salary which will be determined in the sole discretion of the Board or the Compensation Committee of the Board (the “Committee”) based on market trends, internal considerations and Company and individual performance.
4.    Annual Incentive Bonus. For the Company’s 2019 fiscal year, in lieu of an annual cash bonus under the UL Inc. All Employee Incentive Plan (effective January 1, 2019) (the “AEIP”), Executive will receive a cash bonus equal to $975,000 multiplied by a fraction, the numerator of which shall be number of calendar days in 2019 that Executive is employed with the Company and the denominator of which shall be 365 (the “2019 Bonus”). Subject to Executive’s continued employment through the date on which annual bonuses for 2019 under the AEIP, if any, are paid to other executives pursuant to the AEIP (which shall be no later than March 15, 2020), the Company shall pay the 2019 Bonus to Executive in a lump sum cash payment. Beginning with the Company’s 2020 fiscal year and for each fiscal year thereafter during the Employment
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

Term, Executive will be eligible for an annual cash bonus subject to the terms of the AEIP (as the AEIP or any successor plan thereto is then in effect). Executive’s annual incentive bonus target opportunity will be 100% of Executive’s Base Salary and will be subject to increase beginning for the Company’s 2021 fiscal year in the Committee’s sole direction based on market trends, internal considerations and Company and individual performance. Payment of an annual incentive bonus for any fiscal year after the Company’s 2019 fiscal year will be solely a matter of discretion of the Board in accordance with the AEIP as in effect from time to time, and the Board will have sole discretion to set or change the threshold, target, and maximum performance goals applicable to the bonus opportunity.
5.    Long Term Incentive Plan and Awards.
(a)    Annual Awards. Beginning with the Company’s 2020 fiscal year and during the Employment Term, Executive will be eligible to participate in the UL Inc. Long- Term Incentive Plan (as such plan or any successor plan thereto is then in effect, the “LTIP”). For the Company’s 2020 fiscal year, Executive will be granted an award under the LTIP with an aggregate target grant value of $3,300,000, the form and other terms of which shall be determined by the Committee in its sole discretion consistent with grants at such time to other senior executives; provided, however, that the Company shall not be obligated to make such grant if the Employment Term has ended on or prior to the time that awards under the LTIP for the Company’s 2020 fiscal year are granted to other employees. The form, terms and value of awards granted for the Company’s 2021 fiscal year and thereafter will be determined annually by the Committee in its sole discretion consistent with Company policy based on market practice, any Company financial constraints, performance and any other factors determined to be relevant by the Committee. The Committee will have discretion to set or change thresholds, targets, requisite performance goals and eligibility requirements in its sole discretion respecting any awards granted under the LTIP.
(b)    Inducement Awards. The Company will grant Executive awards (the “Inducement Awards”) under the LTIP in the forms of award agreement provided to Executive with this Agreement consistent with this Section 5(b). The Inducement Awards shall have an aggregate target value of $1,000,000 broken down as follows: (i) for the three-year performance period commencing on January 1, 2019 (the “2019-2021 Performance Period”), a performance cash award with a target value of $750,000 and (ii) an award of cash-settled appreciation rights (“CSARs”) with an initial value of $250,000. The Inducement Awards shall be granted at the same time that the Company makes its October 2019 grants (and, for the avoidance of doubt, the base price for the CSARs shall be determined in the same manner as other October 2019 grants) and shall be subject to the same terms and conditions, including performance metrics, as applicable to awards granted to other employees under the LTIP with respect to the 2019-2021 Performance Period; provided, however, that if Executive’s employment with the Company is terminated (a) by the Company without Cause (as defined in the LTIP), (b) by Executive for Good Reason (as defined in the LTIP) or (c) as a result of Executive’s death or Disability (as defined in the LTIP), then (i) all CSARs subject to the
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

Inducement Awards shall become fully vested as of the effective date of such termination and shall be automatically exercised on the immediately following Exercise Date and (ii) the performance cash portion of the Inducement Awards shall not be forfeited and shall fully time-vest and be paid (if at all) at the same time that performance cash awards granted to other employees with respect to the 2019-2021 Performance Period are paid (if at all) and based on the extent to which the Performance Metrics (as defined in the LTIP) for the 2019-2021 Performance Period are achieved; provided further, however, that if such termination occurs upon or following a Change in Control (as defined in the LTIP), payment of the performance cash portion of the Inducement Awards shall be made at the time of such termination at not less than target value.
6.    Benefit Plans; Vacation; Perquisites. Executive shall be eligible to participate in all Company-sponsored benefit plans on the same basis as the Company’s other U.S.-based executives, subject to the terms of those plans, including, without limitation, medical, dental, disability, life, and retirement arrangements. Executive will be entitled to paid vacation in accordance with the Company’s vacation policy for senior U.S. executives, as in effect or amended from time to time. Executive shall be entitled to substantially the same Company-provided perquisites available to other senior officers of the Company.
7.    Business Expenses. During the Employment Term, the Company shall reimburse Executive for all reasonable and necessary business expenses incurred in the performance of services for the Company, according to the Company’s business expense reimbursement policies, as in effect or amended from time to time, and upon Executive’s presentation of an itemized written statement and such verification as the Company may require. Additionally, the Company shall reimburse Executive for reasonable professional fees incurred to negotiate and prepare this Agreement and all related agreements to the extent incurred on or before December 31, 2019, subject to a maximum of $15,000.
8.    Termination. Executive’s employment with the Company and the Employment Term may be terminated (a) by the Company at any time with or without Cause (as defined in the LTIP) or (b) by Executive (i) without Good Reason (as defined in the LTIP), upon ninety (90) days’ written notice to the Company, or (ii) with Good Reason (as defined in the LTIP), upon thirty (30) days’ written notice to the Company; provided, however, if and when the Executive Severance Plan (defined below) is adopted by the Company, any notice periods contained in such severance plan related to Executive’s separation of employment shall govern and supersede any notice periods set forth herein, and failure to comply with the notice periods in any such severance plan shall constitute a breach of this Agreement. Upon a termination by the Company without Cause or by Executive for Good Reason, Executive shall be entitled to severance in accordance with the Company’s then effective severance policy as it applies to the Company’s senior executives (the “Executive Severance Plan”), which in the case of Executive (including in the event that the Executive Severance Plan shall not have then been adopted) shall provide severance terms for Executive not less
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

favorable than those set forth in Exhibit A hereto. Immediately upon the end of the Employment Term, Executive shall be deemed to resign (x) if a member, from the board of directors or trustees of any subsidiary or affiliate of the Company or any other board to which she has been appointed or nominated by or on behalf of the Company and (y) from any position with UL Group including, but not limited to, as a director or officer of any member of the UL Group.
9.    Confidential Information. Subject to Section 16(k) below, Executive will not, at any time during the Employment Term or thereafter, make use of or disclose, directly or indirectly, or take any action which may result in the use or disclosure of, to any person, the terms of this Agreement or any (a) trade secret or other confidential or secret information of the UL Group (as defined below) or its customers or (b) other confidential competitive, pricing, marketing, technical, business, proprietary or financial information of the UL Group or its customers, in each case, that Executive obtained as a result of Executive’s employment or association with the UL Group (“Confidential Information”), except to the extent that such Confidential Information (i) is used by Executive in the proper performance of Executive’s job duties for the Company, (ii) is disclosed by Executive to Executive’s legal counsel in connection with legal services performed for Executive by such counsel, provided that such disclosure is made on a confidential basis, (iii) is or becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission by Executive outside the proper performance of Executive’s job duties for the Company or breach by another person of some other obligation of which Executive is aware, or (iv) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that Executive first promptly notifies the Company of any such legal requirement to allow the Company to seek appropriate protection prior to disclosure. Immediately upon demand or promptly following Executive’s termination by either party for any or no reason, Executive will return to the Company all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential Information which Executive may then possess or have under Executive’s control (together with all copies thereof).
10.    Assignment of Inventions; Restrictive Covenants.
(a)    The Company owns the sole and exclusive right, title and interest in and to any and all Inventions or Developments (as defined below), including without limitation any and all source code or other intellectual property and further including without limitation all copyrights, trademarks, service marks, trade names, slogans, patents, ideas, designs, concepts and other proprietary rights. As used in this Agreement, “Inventions or Developments” means (i) any inventions, developments, improvements, trade secrets, ideas or original works of authorship that Executive conceives, creates, develops, discovers, makes, acquires or reduces to practice in whole or in part, either solely or jointly with another or others, during or pursuant to the course of her employment by Company and that relate to UL Group or their respective businesses, or to UL Group’s actual or demonstrably anticipated research or
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

development, (ii) any inventions, developments, improvements, trade secrets, ideas or original works of authorship that Executive conceives, creates, develops, discovers, makes, acquires or reduces to practice in whole or in part, either solely or jointly with another or others, during or pursuant to the course of Executive’s employment by Company and that are made through the use of any UL Group member’s equipment, facilities, supplies, trade secrets or time, or that result from any work performed for the UL Group, and (iii) any part or aspect of any of the foregoing. The Company’s right, title and interest in and to the Inventions or Developments includes without limitation the sole and exclusive right to secure and own copyrights and maintain renewals throughout the world, and the right to modify and create derivative works of or from the Inventions or Developments without any payment of any kind to Executive. Executive agrees that the Inventions or Developments shall be “work made for hire” as that term is defined in the copyright laws of the United States, and not works of joint ownership. At the request of the Company, Executive agrees that she will promptly and fully disclose to the Company all Inventions or Developments, whether or not they are patentable, copyrightable or subject to trade secret protection.
Notwithstanding the foregoing, any right of the Company or assignment by Executive as provided in this Section shall not apply to any Inventions or Developments for which no equipment, supplies, facility or trade secret information of the UL Group were used and which were developed entirely on Executive’s own time, unless (A) the Inventions or Developments relate to the business conducted by the UL Group or the actual or demonstrably anticipated research or development of the UL Group or (B) the Inventions or Developments result from any work performed by Executive for the Company or any of its subsidiaries.
(b)    Executive specifically agrees that, during her employment with the Company, and for a period equal to (i) one (1) year after Executive is no longer employed by the Company, or (ii) the CIC Cash Severance Period or the Non-CIC Cash Severance Period, each as defined in Exhibit A hereto (as applicable), whichever is greater (the “Restricted Period”), Executive will not in any manner, directly or indirectly, through any person, firm, corporation or enterprise, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or advisor or consultant to any person, firm, corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in a business that is the same as the business being conducted by the UL Group at the time of termination of Executive’s employment by either party for any or no reason, in any geographic area, both within and without the United States, in which any member of the UL Group is currently and was conducting such business at the time of termination of Executive’s employment by either party for any or no reason (the “Territory”).
(c)    Executive agrees that during the Restricted Period, Executive will not (i) in any manner, directly or indirectly, induce, solicit, or attempt to persuade any employee or other agent of the UL Group to terminate or abandon his or her or its employment or other relationship with the UL Group for any purpose whatsoever, or (ii)
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

for the purpose of performing or providing or facilitating the performance or provision of any services or products relating to and competitive with the Company’s business as restricted in Section 10(b) above, induce, solicit, or attempt to persuade (whether in person, through social media or other electronic or non-electronic communication, or otherwise) any customer of the Company or any other member of the UL Group, with respect to whom, at any time during the 12-month period preceding the termination of Executive’s employment, the Executive (A) performed services on behalf of the Company or any of its subsidiaries, or (B) had substantial contact or acquired or had access to Confidential Information as a result of or in connection with Executive’s employment or association with the UL Group.
(d)    Subject to Section 16(k) below, during the Employment Term and thereafter, (i) Executive shall not engage in conduct, verbal or otherwise, that disparages or damages the reputation, goodwill, or standing in the community of the UL Group, or their past or present officers, directors, trustees, or employees and (ii) the Company (through any authorized public statement) and its Board-elected officers and directors (the “Covered Individuals”) will not engage in any conduct, verbal or otherwise, that disparages or damages the reputation, goodwill, or standing in the community of Executive, provided that nothing herein (A) limits the ability of the Company, Executive or the Covered Individuals to (x) discuss among themselves Executive’s or the Covered Individuals’ respective performance during the Employment Term or to discuss and conduct the Company’s business or (y) make factual statements related to Executive’s employment or termination with the Company or statements required by law or the rules of any applicable exchange or (B) imposes any obligation on a Covered Individual or the Company with respect to a Covered Individual after he or she no longer is employed or otherwise serving as a Board member (as applicable).
(e)    Nothing in this Section 10 shall prohibit Executive from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) a passive owner of not more than two percent of the outstanding common stock, capital stock and equity of any firm, corporation or enterprise so long as Executive does not have any active participation in the business of such firm, corporation or enterprise.
(f)    If, at any time of enforcement of this Section 10, a court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.
(g)    Executive and the Company acknowledge that the services Executive is to perform under this Agreement are unique and extraordinary and that she will have access to highly proprietary trade secrets and other Confidential Information upon which the Company’s business plans and competitive advantages are based. As such, it is mutually agreed that the Company will have no adequate remedy at law for material violations or material breaches of Sections 9 or 10 and that the damages
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

resulting from any such material violation or material breach are not readily ascertainable in monetary terms. Therefore, in the event of any such material violation or material breach, or threatened material violation or material breach, by Executive, the Company will be entitled to obtain equitable relief, by way of injunction or otherwise, in addition to any other remedies at law.
(h)    For purposes of Sections 9 and 10, if not otherwise specified, references to the “Company” or the “UL Group” shall be deemed to include any affiliate of, subsidiary of, predecessor to, or successor of either the Company or Underwriters Laboratories, Inc.; provided, however, that to the extent the business of any such successor differs from the business of the Company or Underwriters Laboratories, Inc. (as applies immediately prior to such succession), Section 10(b) shall not prohibit Executive from engaging or being engaged, or assisting any other person, firm, corporation or enterprise in engaging or being engaged with such differing business unless Executive is serving (or serves) as chief executive officer (or in another comparable position) of such successor for at least six months.
11.    Disclosure Requirement. The Executive agrees to disclose her continuing obligations under Sections 9 and 10 to any future employer or other person for whom Executive may seek to perform services after her employment with the Company ends. Executive further agrees that the Company may in its discretion disclose this Agreement to any such actual or prospective employer or other person.
12.    Arbitration of Disputes. Except for claims, disputes, or controversies that are not arbitrable pursuant to applicable law, Executive and the Company agree that any claim, dispute or controversy between Executive and the Company, whether arising out of or relating to this Agreement, or otherwise, shall be submitted and resolved by final and binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Employment Arbitration Rules and Mediation Procedures then in effect, and judgment on the award rendered by the arbitrator shall be final and binding and may be entered in any Illinois or other court having jurisdiction thereof. Any and all such claims and disputes shall be brought solely in a party’s individual capacity and not as a claimant or class member (or similar capacity) in any purported multiple-claimant, class, collective, representative, private attorney general or other similar proceeding (“Class Claims”). Executive and the Company each hereby waives her or its respective right to bring, prosecute, participate in or benefit from any such Class Claim, and agrees that no such Class Claim may or shall be brought, asserted or maintained in any forum, including any court or in arbitration. Except for claims or disputes that are not arbitrable pursuant to applicable law, and except as otherwise provided herein, claims and disputes subject to arbitration hereunder include without limitation: (a) claims and disputes by the Company relating to Executive’s employment and claims and disputes by Executive for employment discrimination, harassment, retaliation, wrongful termination or defamation under any federal, state, or local law, regulation, ordinance, or executive order or under common law, and further include without limitation claims under any of the following statutes (as in effect or amended from time to time): Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

With Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, and any applicable state, local or other laws and regulations; and (b) any claim or dispute involving arbitrability or alleging that this Agreement or any portion thereof is a contract of adhesion, lacks consideration, is substantively or procedurally unconscionable, is void against public policy, or otherwise is void or voidable for any reason. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of Executive and the Company, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. Notwithstanding anything to the contrary contained herein, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Seeking any such interim relief shall not be deemed a waiver of either party’s right to compel arbitration. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the Company’s prior written consent. The Company and Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitrator shall apply the substantive internal law of the state of Illinois, including applicable statutes of limitation, except as otherwise required by law. The arbitration proceeding shall be conducted in Chicago, Illinois, or such other location to which the parties may agree.
13.    Indemnification and Insurance. Executive shall be indemnified and held harmless for all acts and omissions to act occurring while a director or officer or other employee to the maximum extent permitted under the Company’s charter, by-laws and applicable law. The Company will maintain Executive as an insured party on all directors’ and officers’ insurance maintained by the Company for the benefit of its directors and officers on at least the same basis as all other covered individuals and provide Executive with at least the same corporate indemnification as its other officers. Such indemnification and insurance coverage will continue during the Employment Term and for such period of time thereafter during which Executive may be subject to liability for any act or omission occurring while a director or officer or other employee.
14.    Conflicting Agreements. Executive hereby represents and warrants to the Company that she is not a party to or subject to any restrictive covenants, legal restrictions or other agreements in favor of any entity or person that would in any way preclude, inhibit, impair or limit Executive’s ability to perform her obligations under this Agreement, and that her execution of this Agreement and the performance of her obligations hereunder will not breach or be in conflict with any other agreements to which she may be a party, in each case including but not limited to employment
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

agreements, confidentiality agreements, noncompetition agreements, and nonsolicitation agreements. Executive agrees that she will not use for the benefit of the Company any proprietary information of a third party without such third party’s consent.
15.    Binding Effect; Assignment. This Agreement shall be binding upon Executive, her heirs and her personal representatives, and upon the Company and its respective successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by Executive, other than by will or by the laws of descent and distribution, or by the Company except to a successor to the business and assets of the Company.
16.    Miscellaneous.
(a)    Notices. Any notice or other communication provided for in this Agreement or contemplated hereby shall be in writing and delivered by hand, by messenger, or by overnight delivery, to the following:
If to the Company:
UL Inc.
Attn: Chief Legal Officer
333 Pfingsten Road
Northbrook, Illinois 60062
If to Executive:
At her office (if by hand) or to her residence, as last shown on the Company’s records. Either party may change the person and/or address to whom the other party must give notice under this Section by giving such other party written notice of such change, in accordance with the procedures described above.
(b)    Payments in the Event of Death. In the event that Executive dies, any monies that are due and owing to Executive as of the date of her death shall be paid to her estate (including under Section 8 for any death occurring after a termination of employment, provided that Executive’s estate enters into a release of claims if Executive had not done so prior to her death).
(c)    Judicial Modification; Severability. If any provision of this Agreement is found by a court or arbitrator to be unenforceable, such provision shall be deemed modified and so enforced to the fullest extent possible. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
(d)    Entire Agreement; Modification; Waiver. This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

hereof, and supersedes all other agreements and understandings previously entered into, written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement shall not be amended, modified or changed except by an instrument in writing signed by the parties hereto. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.
(e)    Controlling Law. Except where preemptive federal law governs, this Agreement will be governed by the laws of the State of Illinois, without regard to its conflicts of law provisions.
(f)    Voluntary Agreement. Executive and the Company represent and agree that each has reviewed all aspects of this Agreement, has carefully read and fully understands all provisions of this Agreement, and is voluntarily entering into this Agreement. This Agreement has been fully and freely negotiated by the parties hereto, shall be considered as having been drafted jointly by the parties hereto, and shall be interpreted and construed as if so drafted, without construction in favor of or against any party on account of its or her participation in the drafting hereof.
(g)    Withholding. The Company may withhold from any payment that it is required to make under this Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law. Executive further agrees that (a) any sums owed (or owing in the future) to the Company or any affiliate by Executive may be deducted from Executive’s paychecks (or any bonus checks) in amounts that are in accordance with applicable law, and (b) she will execute such authorizations as may be required by State law, if any, to permit and effectuate such deductions.
(h)    Survival. The covenants and agreements made by the parties in Sections 8 through 16 shall survive the termination of this Agreement.
(i)    Counterparts. The parties may execute this Agreement in one or more counterparts, all of which together shall constitute but one Agreement.
(j)    409A. This Agreement is intended to comply with the requirements of Section 409A of the Code, and shall be interpreted and construed consistently with such intent. The payments to Executive pursuant to this Agreement are also intended to be exempt from Section 409A of the Code to the maximum extent possible, under either the separation pay exemption pursuant to Treasury regulation §1.409A-1 (b)(9)(iii) or as short-term deferrals pursuant to Treasury regulation §1.409A-1 (b)(4), and for this purpose each payment shall constitute a “separately identified” amount within the meaning of Treasury Regulation §1.409A-2(b)(2). In the event the terms of this Agreement would subject Executive to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and Executive shall cooperate diligently to amend the terms of this Agreement to avoid such 409A Penalties, to the extent possible; provided that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under this Agreement unless (i) such
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

409A Penalties arise from the willful misconduct or gross negligence of the Company and (ii) Executive had no knowledge of the willful misconduct or gross negligence (or the actions, directives or policies contributing or giving rise to the willful misconduct or gross negligence) which result in the 409A Penalties. Executive’s right to receive installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. To the extent any amounts under this Agreement are payable by reference to Executive’s “termination of employment,” such term shall be deemed to refer to Executive’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Agreement, if Executive is a “specified employee,” as defined in Section 409A of the Code, as of the date of Executive’s separation from service, then to the extent any amount payable to Executive (a) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (b) is payable upon Executive’s separation from service and (c) under the terms of this Agreement would be payable prior to the six-month anniversary of Executive’s separation from service, such payment shall be delayed until the earlier to occur of (i) the first business day following the six-month anniversary of the separation from service and (ii) the date of Executive’s death. Any reimbursement or advancement payable to Executive pursuant to this Agreement or otherwise shall be conditioned on the submission by Executive of all expense reports reasonably required by the Company under any applicable expense reimbursement policy, and shall be paid to Executive within 30 days following receipt of such expense reports, but in no event later than the last day of the calendar year following the calendar year in which Executive incurred the reimbursable expense. To the extent any amount payable to Executive is subject to Executive entering into a release of claims with the Company and any such amount is a deferral of compensation under Section 409A of the Code and which amount could be payable in either of two taxable years for Executive, such payments shall be made or commence, as applicable, on the earliest date in January (subject to any unexpired revocation period) of such later taxable year and shall include all payments that otherwise would have been made before such date.
(k)    No Interference; Defend Trade Secrets Act. Notwithstanding any other provision of this Agreement, nothing in this Agreement shall prohibit Executive from confidentially or otherwise (without informing any member of the UL Group) communicating or filing a charge or complaint with a governmental agency or regulatory entity, participating in a governmental agency or regulatory investigation, or giving truthful testimony or statements to a governmental agency or regulatory entity, or if properly subpoenaed or otherwise required to do so under applicable law. However, nothing herein limits or waives the Company’s right to seek arbitration or dismissal (pursuant to Section 12 above or otherwise) of any claim or dispute, if any, brought by or on behalf of Executive in any court. Nothing herein shall prohibit the Company or any of the Covered Individuals from giving truthful testimony or statements to a governmental entity, or if properly subpoenaed or otherwise required to do so under applicable law. In accordance with the Defend Trade Secrets Act of 2016, (a) Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (b) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.
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UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Again, we are delighted to extend this offer of employment to you. If you agree with the terms herein, please kindly countersign below.
Sincerely,
UL INC.

/s/ James Shannon
James Shannon
Chairman
Accepted and agreed this           21          , day of August, 2019

/s/ Jenny Scanlon
Jenny Scanlon
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Exhibit A

●    Non-CIC Severance Benefits. Applicable to an involuntary termination by the Company without Cause or a voluntary termination by Executive with Good Reason, not occurring on or within 24 months of a Change in Control (“Change in Control” as defined in the LTIP)
—    Lump sum cash payment equal to 1.75 times the sum of (i) base salary and (ii) target annual bonus amount (i.e., 100% of base salary or any such increased amount under Section 4 of the Agreement) for the year in which termination occurs
—    Pro-rata payment under the AEIP for the year of termination based on actual performance for the fiscal year in which termination occurs, so long as at least six months of the performance year have been served, and paid when annual bonuses are paid to other senior executives
—    Payment of any unpaid completed prior year bonus in an amount based on actual performance achievement
—    Health and welfare benefit continuation for the 21-month period immediately following termination (the “Non-CIC Cash Severance Period”)
—    Senior executive-level outplacement benefits for the Non-CIC Cash Severance Period
—    Annual LTIP award treatment to be governed by the terms of the LTIP. For the avoidance of doubt, for any such termination by the Company without Cause or by Executive for Good Reason at a time when Executive is Retirement-eligible or Early Retirement-eligible under Section 5(a) of the Agreement, Executive will receive the more favorable of vesting and exercise/settlement of Annual LTIP awards as applies to such termination without Cause or for Good Reason, on the one hand, or to a Retirement or Early Retirement on the other hand, as the case may be
—    Inducement Awards to vest and be exercisable/settled as provided in this Agreement
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

●    CIC Severance Benefits. Applicable to an involuntary termination by the Company without Cause or a voluntary termination by Executive with Good Reason, in either case on or within 24 months of a Change in Control
—    Lump sum cash payment equal to 2.0 times the sum of (i) base salary and (ii) target annual bonus amount (i.e., 100% of base salary or any such increased amount under Section 4 of the Agreement) for the year in which termination occurs
—    Pro-rata payment under the AEIP for the year of termination based on actual performance for the fiscal year in which termination occurs, and paid when annual bonuses are paid to other senior executives
—    Payment of any unpaid completed prior year bonus in an amount based on actual performance achievement
—    Health and welfare benefit continuation for the 24-month period immediately following termination (the “CIC Cash Severance Period”)
—    Senior executive-level outplacement benefits for the CIC Cash Severance Period
—    Section 4999 Excise tax treatment - “best net” approach (i.e., amount payable is reduced to IRC Section 280G safe harbor if the reduction would result in greater after-tax benefit to the Executive taking into account all income, employment and excise taxes)
—    Annual LTIP award treatment to governed by the terms of the LTIP. For the avoidance of doubt, for any such termination by the Company without Cause or by Executive for Good Reason at a time when Executive is Retirement-eligible or Early Retirement-eligible under Section 5(a) of the Agreement, Executive will receive the more favorable of vesting and exercise/settlement of Annual LTIP awards as applies to such termination without Cause or for Good Reason, on the one hand, or to a Retirement or Early Retirement on the other hand, as the case may be
—    Inducement Awards to vest and be exercisable/settled as provided in this Agreement
●    Release of Claims. All Non-CIC Severance Benefits and all CIC Severance Benefits, above, are subject to execution of a release and compliance with restrictive covenants set forth in the Executive Severance Plan (to include non-competition and non-solicitation, confidentiality and mutual non-disparagement covenants that are not more restrictive than those covenants set forth in Section 9 and Section 10 of the Agreement) and, if applicable, any other agreement between Executive and the Company; provided that the form of release attached as Exhibit I hereto will govern unless and until the Executive Severance Plan is adopted, at which time the release attached to the Executive Severance Plan will
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

govern, unless such release is materially less favorable to Executive, in which case the form of release in Exhibit I will continue to govern (for the avoidance of doubt, it being understood that, to the extent restrictive covenants contained in the forms of release differ in any regard, Executive shall be bound by the restrictive covenants contained in the Employment Agreement regardless of which form of release applies).
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

EXHIBIT I
CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

1.    This agreement (the “Release Agreement”) sets forth the terms and conditions relating to the termination of the employment of Jenny Scanlon (“Executive”) with UL Inc. (the “Company”).
2.    (a)    In connection with the termination of Executive’s employment, regardless of whether Executive signs this Release Agreement, Executive will receive her final paycheck for her employment services, and for her earned and unused vacation time (if any), through the last day of her employment with the Company (the “Termination Date”), which will be subject to applicable withholding, taxes and other deductions and will be paid to Executive no later than the Company’s regular pay date for the next pay cycle following the Termination Date. The Company also will reimburse Executive for reasonable business expenses appropriately incurred by Executive prior to the Termination Date in furtherance of her employment with the Company, subject to the Company’s applicable business expense reimbursement policy.
(b)    Subject to the terms of the Release Agreement, provided that the Company receives an executed copy of this Release Agreement from Executive no later than [Date], and provided that Executive complies with the terms of the Release Agreement and does not revoke the Release Agreement in accordance with Section 17 below, Executive will receive certain additional payments according to Section 8 (and Section 5(b), Section 16(j) and Exhibit A, as may apply) of the Employment Agreement between Executive and the Company dated as of [Date] (the “Employment Agreement”), less required withholding, taxes and other deductions.
3.    The payments described in Section 2(b) above are payments that, absent the execution of this Release Agreement, Executive would not otherwise be legally entitled to receive as a result of Executive’s employment with the Company or the termination of such employment. Executive understands and agrees that such payments are expressly conditioned upon Executive’s compliance with the terms of this Release Agreement and continued compliance with the confidentiality and restrictive covenant provisions as set forth in Section 9 and Section 10 of the Employment Agreement. Should Executive violate any term of this Release Agreement or any of those restrictive covenants (in the case of Section 10(a), other than a de minimis violation), Executive will not receive any further payments from the Company under this Release Agreement and shall be obligated to repay to the Company any and all amounts received hereunder that, absent the execution of this Release Agreement, Executive would not otherwise have been legally entitled to receive. This Section shall not limit the Company’s right to recover damages or obtain any other legal or equitable relief to which it may be entitled by law.
4.    Executive represents and warrants that Executive is the sole owner of the actual or alleged claims, demands, rights, causes of action and other matters relating to Executive’s employment or cessation of employment with the Company, or otherwise, that
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

are released herein; that the same have not been assigned, transferred or disposed of by fact, by operation of law, or in any manner whatsoever; and that Executive has the full right and power to grant, execute, and deliver the releases, undertakings and agreements contained herein. Executive further represents and warrants that Executive has not filed or initiated any legal, equitable, administrative or any other proceedings against any of the Released Parties (as defined in Section 5, below), and that no such proceeding has been filed or initiated on Executive’s behalf. Executive further agrees that Executive shall not at any time become a party to, or otherwise become a class- or collective-member or other similar claimant in, any class, collective, representative, multiple-plaintiff, or other consolidated or similar action in any court or arbitration against any of the Released Parties that involves or is based upon any claim waived and released by Executive in the Release Agreement, and will take all steps necessary to opt out of any such actions.
5.    Executive and anyone claiming through Executive, including Executive’s past, present, and future spouses, family members, estate, heirs, agents, attorneys or representatives each hereby waive, release, forever discharge, and agree not to sue the Company, Underwriters Laboratories, Inc. (“ULI”) or any of their past, present, and future divisions, affiliates, related entities or subsidiaries, or their past, present, and future trustees, fiduciaries, administrators, shareholders, partners, representatives, members, directors, officers, agents, employees, attorneys and the predecessors, successors and assigns of each of them (hereinafter collectively referred to as the “Released Parties”), with respect to any claims or causes of action, whether known or unknown, that Executive now has, ever had, or will ever have or may allege to have, against the Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which Executive signs this Release Agreement. Without limiting the generality of the foregoing, the claims waived and released by Executive hereunder include, but are not limited to, claims related in any way to Executive’s employment with the Company or any other Released Party, or the cessation of that employment, including without limitation, any claim that could have been asserted under any federal, state, or local statute, law, regulation, ordinance or executive order, including but not limited to Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act (the “ADEA”), the Equal Pay Act, the Lilly Ledbetter Fair Pay Act of 2009, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, or their related state and local law counterparts, the Illinois Human Rights Act, the Illinois Equal Pay Act, and the Chicago and Cook County Human Rights Ordinances; any claims under the common law, including without limitation, claims for wrongful or retaliatory discharge, defamation, or other personal injury; and any claims for compensation (other than the payments provided for in Section 2 above), benefits, damages, costs and attorneys’ fees. Except in connection with the enforcement of this Release Agreement or Executive’s rights hereunder, in the event of any future proceedings based upon any matter released herein, Executive recognizes and agrees that pursuant to this Release Agreement, Executive is not entitled to and shall not receive any further recovery.
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

6.    Executive is aware that hereafter there may be discovery of claims or facts in addition to or different from those now known or believed to be true with respect to the matters addressed herein. Nevertheless, it is Executive’s intention to settle and release fully, finally and forever all such matters and claims relative to Executive’s employment and association with the Company and its subsidiaries or affiliates, including ULI (the “UL Group”), and the termination thereof which do now exist, may exist, or heretofore have existed relating to such matters (except as may be specifically excluded herein). In furtherance of this intention, the release given herein shall be and remain in effect as a full and complete release of all such matters, notwithstanding the discovery or existence of any additional or different claims or facts relative to Executive’s employment, termination of employment or association of the UL Group.
7.    Excluded from the release and waiver in Section 5 above are any claims: (a) for unemployment or workers’ compensation, (b) claims for indemnification as an officer or member of the Board of Directors in accordance with Section 13 of the Employment Agreement, (c) claims under the employee benefit plans in which Executive is a participant in accordance with the terms of such plans, or (d) claims that cannot be waived by law, including but not limited to the right to participate in an investigation conducted by certain government agencies. Executive is, however, waiving Executive’s right to any monetary recovery should any such agency pursue any claims under clause (d) on Executive’s behalf.
8.    Executive agrees never to sue any Released Party in any forum for any claim covered by the above waiver and release language, except that Executive may bring a claim under the ADEA to challenge this Release Agreement or enforce Executive’s rights hereunder. If Executive violates this Release Agreement by suing any Released Party, other than under the ADEA or as otherwise set forth in Section 5 hereof, Executive shall be liable to the Company and the Released Parties for their reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit. Nothing in this Release Agreement is intended to reflect any party’s belief that Executive’s waiver of claims under the ADEA is invalid or unenforceable, it being the intent of the parties that such claims are waived.
9.    Executive agrees that Executive has no present or future right to employment with the Company, Underwriters Laboratories, Inc. or any of their respective affiliated or related entities.
10.    Executive agrees to immediately return to the Company all keys, key cards or other Company property or information, including Confidential Information, in Executive’s possession or control on the Termination Date.
11.    Executive hereby acknowledges and affirms the applicability of Section 9, and Section 10 of the Employment Agreement.
12.    Except as necessary to comply with the terms of this Release Agreement, except as required by law, and except as provided in Section 18 below, (a) the terms of this Release Agreement, the substance of any negotiations leading up to this Release Agreement, and any matters concerning Executive’s separation from employment with the
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

Company shall be kept confidential by Executive, and (b) Executive agrees not to reveal or engage in any conduct that might reveal the terms of this Release Agreement to anyone except members of Executive's immediate family, Executive’s attorney, and Executive’s tax advisor.
13.    This Release Agreement does not constitute an admission by the Released Parties of any violation of any federal, state, local or common law, regulation, ordinance or executive order. The Released Parties expressly deny any such violation.
14.    If any provision of this Release Agreement is determined by a court of competent jurisdiction to be unenforceable in any respect, then such provision shall be deemed limited and revised to the maximum extent that the court shall deem the provision to be enforceable, or, in the event that this is not possible, the provision shall be severed and all remaining provisions shall continue in full force and effect. However, in the event that the waiver or release of any claim is found to be invalid or unenforceable and cannot be modified as aforesaid, then Executive agrees that Executive will promptly execute any appropriate documents presented by the Company that would make the waiver or release valid and enforceable to the maximum extent permitted by law. The invalidity or unenforceability of any provision of this Release Agreement shall not affect the validity or enforceability of any other provision hereof.
15.    This Release Agreement and the Employment Agreement1 constitute the complete understanding and agreement between the Company and Executive regarding the subject matter hereof, and supersede all prior discussions, negotiations and agreements, written or oral, between the parties concerning such subject matter. The terms and conditions of this Release Agreement may be modified and amended only by a written instrument signed by the parties to this Release Agreement.
16.    This Release Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Illinois, without regard to its conflicts of law provisions.
17.    By signing this Release Agreement, Executive acknowledges and represents that: (a) Executive has had at least twenty-one (21) days to consider this Release Agreement and Executive has been advised of Executive’s right to have Executive’s attorney review this Release Agreement, and has had an adequate amount of time to discuss it with Executive’s attorney of choice (at Executive’s cost) before signing it; (b) Executive has read this Release Agreement in its entirety and understands the meaning and application of each of its provisions; (c) Executive is signing this Release Agreement knowingly and voluntarily, in exchange for consideration in addition to anything of value to which Executive already is entitled; and (d) Executive intends to be bound by the Release Agreement. If Executive signs this Release Agreement prior to the expiration of twenty-one (21) days after Executive’s receipt of this Release Agreement, Executive agrees that Executive has done so voluntarily and knowingly. Executive may
1 Add a reference to any other applicable agreement entered into by Executive and the Company after the Employment Agreement.
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com

Jenny Scanlon Letter Agreement
August 21, 2019

revoke this Release Agreement at any time within seven (7) days from the date that Executive signs the Release Agreement by giving written notice to the Company at UL Inc., Attn: Chief Legal Officer, 333 Pfingsten Road, Northbrook, Illinois 60062. This Release Agreement shall not be effective or enforceable and Executive will not be entitled to any of the severance payments described herein and in the Employment Agreement, until the seven (7) day revocation period has expired.
18.    Notwithstanding any other provision of this Release Agreement, nothing in this Release Agreement shall prohibit Executive from confidentially or otherwise (without informing any member of the UL Group) communicating or filing a charge or complaint with a governmental agency or regulatory entity, participating in a governmental agency or regulatory investigation, or giving truthful testimony or statements to a governmental agency or regulatory entity, or if properly subpoenaed or otherwise required to do so under applicable law. However, nothing herein limits or waives the Company’s right to seek arbitration or dismissal of any claim or dispute, if any, brought by or on behalf of Executive in any court. In accordance with the Defend Trade Secrets Act of 2016, (I) Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (II) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.
19.    This Release Agreement may be executed in two counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.
If Executive agrees to the terms set forth above, please sign, date and return the enclosed copy of this Release Agreement to the Company, on or before [Return date].
THE PARTIES STATE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING AND KNOWINGLY AND VOLUNTARILY INTEND TO BE BOUND THERETO:

JENNY SCANLON	UL INC.

By:

Date:	Title:

Date:
UL Inc.
333 Pfingsten Road, Northbrook, IL 60062-2096 USA
T: 847.272.8800 / F: 847.272.8129 / W: UL.com